UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934


                Date of Event Requiring Report: December 1, 2003
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                          INTERNATIONAL WIRELESS, INC.
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             (Exact name of Registrant as Specified in Its Charter)


           Maryland                     000-27045               36-4286069
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(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
of Incorporation)                                         Identification No.)


                        110 Washington Avenue, 4th Floor
                         North Haven, Connecticut 06473
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                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (203) 234-6350
                                                         ------------------


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          (Former name or former address, if changes since last report)


ITEM  1.  CHANGES IN CONTROL OF REGISTRANT.

     On December 1, 2003, a change in control of the Registrant occurred in conjunction with the closing under an Acquisition Agreement dated November 15, 2003, between the Registrant and PMI Wireless, Inc. a Delaware corporation with its corporate headquarters located in Cordova, Tennessee (hereinafter "PMI").

     The closing under the Acquisition Agreement consisted of a stock for stock exchange in which the Registrant acquired all of the issued and outstanding common stock of PMI in exchange for the issuance of 9,898,466 shares of its common stock, after a 30 for 1 reverse split of the Registrants outstanding shares. As a result of this transaction, PMI became a wholly-owned subsidiary of the Registrant.

     The Agreement was approved after completion of its due-diligence by the unanimous consent of the Board of Directors of the Registrant and PMI. As a result of this Acquisition, a change in control of Registrant has occurred. Prior to the Agreement, the Registrant had 55,714,110 shares of common stock issued and outstanding. Following the closing, and an agreed to 30 for 1 reverse split, the Registrant has 1,857,137 shares of common stock outstanding. The 9,898,466 shares of common stock have been issued to one hundred twenty two different shareholders. Trent Sommerville the new Chairman of the Board owns 3,000,000 shares directly and is attributable to owning an additional 50,000 shares through relations. As a result of the 30 to 1 reverse split, the Registrant's trading symbol changed from IWIN to IWLJ.

     The Board of Directors of the Registrant consists of Trent Sommerville, as the Registrant's President and Chairman, and Jerry Gruenbaum. Trent Sommerville was added to the Board as a result of the Acquisition. Jerry Gruenbaum, the Registrant's General Counsel and Corporate Secretary became a member of the Board prior to the Acquisition.

     PMI Wireless, an emerging wireless system installer with revenue sharing software, offers patented smart antennas that suppress multipath interference, reducing the need for line of sight and increasing range and throughput. This equipment is manufactured by Turbo Wave Inc., a technology leader delivering Customer Premise Equipment (CPE) for Broadband Wireless Access Systems in the ISM, WLL, MMDS and UNII frequency bands, and it carries a reseller's agreement that allows PMI Wireless to purchase the equipment wholesale.

     Turbo Waves Inc.'s  patent  pending  reservation  CSMA/CA MAC protocol that
incorporates  a  novel  bandwidth   reservation  scheme  to  support  multimedia
requirements with:

--   Quality of Service (QoS)

-- Multi-Point-Relay (MPR) routing protocol that supports the formation of a true, IP-based, routed wireless internetwork, yielding greater freedom to the network topology one can achieve with IEEE 802.11b based products.

-- All appliances in homes are connected to a master controller,accessible from anywhere and aided by sophisticated computer programs that control operations for greater energy efficiency and security, enabling real-time diagnosis, adjustments and maintenance to machines located anywhere in the world by authorized personnel via the Internet.

     PMI Wireless provides a reduction of build-out costs for broadband wireless access systems while accelerating the speed of deployment.

ITEM  2.  ACQUISITION OR DISPOSITION OF ASSETS.

          Not applicable.

ITEM  3.  BANKRUPTCY OR RECEIVERSHIP.

          Not applicable.

ITEM  4.  CHANGES IN REGISTRANT'S CERTIFIYING ACCOUNTANTS.

          Not applicable.

ITEM  5.  OTHER EVENTS.

          Not applicable.

ITEM  6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

          Not Applicable.

ITEM  7.  FINANCIAL STATEMENTS AND EXHIBITS.

          a. Financial Statements of business Acquired will be filed by amendment within the required time allotted by law.

          b. Pro Forma Financial Information will be included in the Amendment within the required time allotted by law.

          c.   Exhibits:

               Exhibit  No.   Document  Description
               -----------    ---------------------

                   22           Press Release

ITEM  8.  CHANGE  IN  FISCAL  YEAR.

          Not applicable.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 3, 2003                           International Wireless, Inc.
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                                                   (Registrant)

                                                    /s/  Trent Sommerville
                                                   ----------------------------
                                                   Trent Sommerville, President